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                                  EXHIBIT 11.1

                    COMPUTATION OF BASIC EARNINGS PER SHARE
                     (in thousands, except per share data)


                                                           Three Months Ended     Nine Months Ended
                                                                June 30               June 30
                                                           -------------------    -----------------
                                                             2000        1999        2000     1999
                                                           --------     ------    ---------  -------
Weighted average number of
shares outstanding                                           16,358      16,895     16,563    16,743
                                                           ========     =======   ========   =======

Net income                                                 $(23,571)    $11,570   $(29,837)  $22,998
                                                           ========     =======   ========   =======

Basic earnings per share                                   $  (1.44)    $  0.68   $  (1.80)  $  1.37
                                                           ========     =======   ========   =======